SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A 74U AND 74V.

FOR PERIOD ENDING 8/31/2007
FILE NUMBER 811- 09913
SERIES NO   9


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                           $   6
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class R                                                           $   2
       Institutional Class                                               $ 543


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                          0.0560
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class R                                                          0.0382
       Institutional Class                                              0.0708

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                             176
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                              63
       Class C                                                              14
       Class R                                                               1
       Institutional Class                                              11,808

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                         $ 11.40
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                         $ 11.35
       Class C                                                         $ 11.33
       Class R                                                         $ 11.38
       Institutional Class                                             $ 11.43